Exhibit 10.5

DIRECTOR FORM

Name of Participant:	[__________]
Number of Shares of Stock subject to the Stock Option:	[__________]
Exercise Price Per Share:	$[__________]
Date of Grant:	[__________]

WATERS CORPORATION

2020 EQUITY INCENTIVE PLAN

STOCK OPTION AWARD AGREEMENT

This agreement (this “Agreement”) evidences a stock option granted by Waters Corporation (the “Company”) to the individual named above (the “Participant”), pursuant to and subject to the terms and conditions of the Waters Corporation 2020 Equity Incentive Plan (as from time to time amended and in effect, the “Plan”). Except as otherwise defined herein, all capitalized terms used herein have the same meaning as in the Plan.

1. Grant of Option. On the date of grant set forth above (the “Date of Grant”), the Company granted to the Participant an option (the “Stock Option”) to purchase, pursuant to and subject to the terms and conditions set forth in this Agreement and in the Plan, up to the number of shares of Stock set forth above (the “Shares”), with an exercise price per Share as set forth above, in each case, subject to adjustment pursuant to Section 7 of the Plan in respect of transactions occurring after the date hereof.

The Stock Option is a non-statutory option (that is, an option that is not intended to qualify as an ISO) and was granted to the Participant in connection with the Participant’s Employment.

2. Vesting. The term “vest” as used herein with respect to the Stock Option (or any portion thereof) means to become exercisable and the term “vested” with respect to the Stock Option (or any portion thereof) means that the Stock Option (or portion thereof) is then exercisable. Unless earlier terminated, forfeited, relinquished or expired, the Stock Option will vest as to one hundred percent (100%) of the Shares on the first (1st) anniversary of the Date of Grant, subject, to the Participant remaining in continuous Employment from the Date of Grant through such vesting date. Notwithstanding the foregoing, in the event the Participant’s Employment terminates due to his or her death, the portion of the Stock Option that is then outstanding and unvested shall vest in full as of immediately prior to such termination.

3. Exercise of the Stock Option. No portion of the Stock Option may be exercised until such portion vests. Each election to exercise any vested portion of the Stock Option will be subject to the terms and conditions of the Plan and must be in written or electronic form acceptable to the Administrator, signed (including by electronic signature) by the Participant or, if at the relevant time the Stock Option has passed to a permitted transferee, the permitted transferee. Each such written or electronic exercise election must be received by the Company at its principal office or by such other party as the Administrator may prescribe and be accompanied by payment in full of the exercise price by cash or check, through a broker-assisted exercise program acceptable to the Administrator, or as otherwise provided in the Plan. The latest date on which the Stock Option or any portion thereof may be exercised is the tenth (10th) anniversary of the Date of Grant (the “Final Exercise Date”) and, if not exercised by such date, the Stock Option or any remaining portion thereof will thereupon immediately terminate. No Shares will be issued pursuant to this Agreement unless and until all legal requirements applicable to the issuance or transfer of such Shares have been complied with to the satisfaction of the Administrator.

4. Cessation of Employment. If the Participant’s Employment ceases for any reason, except as expressly provided for in an employment, severance-benefit or other agreement between the Participant and the Company that is in effect at the time of such termination of Employment, the Stock Option, to the extent not then vested, will be immediately forfeited for no consideration, and any vested portion of the Stock Option that is then outstanding will remain exercisable for the period described in Section 6(a)(4) of the Plan, except that if the Participant’s Employment terminates due to his or her Retirement, the vested portion of the Stock Option will remain exercisable until the earlier of (i) the one-year anniversary of such Retirement or (ii) the Final Exercise Date. For purposes of this Agreement, “Retirement” means the Participant’s termination of Employment (other than for Cause or at a time when the Participant’s Employment could have been terminated for Cause) (i) at any time after the Participant has reached age sixty (60) with ten (10) years of service to the Company and its Affiliates and (ii) with the intention of concluding his or her working or professional career. The Administrator will determine whether any leave or other extended period of absence results in a cessation of the Participant’s Employment for purposes of the Stock Option and this Agreement; it being understood that if the Participant is on a leave or other extended period of absence that has been approved by the Administrator (i) with a duration of six (6) months or less or (ii) during which the Participant’s reemployment rights, if any, are guaranteed by statute or by contract, he or she shall be treated for purposes of the Stock Option and this Agreement as remaining in Employment during such approved leave or other period of absence, unless the Administrator determines otherwise.

5. Company Policies. By accepting the Stock Option, the Participant expressly acknowledges and agrees that the Participant’s rights, and those of any permitted transferee, with respect to the Stock Option, including the right to any Shares acquired under the Stock Option or proceeds from the disposition thereof, are subject to Section 6(a)(5) of the Plan (including any successor provision). The Participant further agrees to be bound by the terms of any policy of the Company or any of its Affiliates that relates to trading on non-public information and permitted transactions with respect to shares of Stock, including limitations on hedging and pledging. Nothing in the preceding sentence will be construed as limiting the general application of Section 8 of this Agreement.

6. Nontransferability. The Stock Option may not be transferred except as expressly permitted under Section 6(a)(3) of the Plan. Shares issued in respect of the Stock Option may be transferred subject to compliance with applicable law and the terms of any policies of the Company or any of its Affiliates.

7. Withholding. The Participant is responsible for satisfying and paying all taxes arising from or due in connection with the Stock Option, its exercise, or a disposition of any Shares acquired upon exercise of the Stock Option. The Company will have no liability or obligation related to the foregoing.

8. Provisions of the Plan. This Agreement is subject in its entirety to the provisions of the Plan, which are incorporated herein by reference. A copy of the Plan as in effect on the Date of Grant has been made available to the Participant. By accepting the Stock Option, the Participant agrees to be bound by the terms of the Plan and this Agreement. In the event of any conflict between the terms of this Agreement and the Plan, the terms of the Plan will control.

9. Acknowledgements. The Participant acknowledges and agrees that (i) this Agreement may be executed in two or more counterparts, each of which will be an original and all of which together will constitute one and the same instrument; (ii) this Agreement may be executed and exchanged using facsimile, portable document format (PDF) or electronic signature, which, in each case, will constitute an original signature for all purposes hereunder; and (iii) such signature by the Company will be binding against the Company and will create a legally binding agreement when this Agreement is countersigned by the Participant.

[Signature page follows.]

The Company, by its duly authorized officer, and the Participant have executed this Agreement as of the Date of Grant.

WATERS CORPORATION

By:
Name:
Title:

Agreed and Accepted:

By
[Participant’s Name]

[Signature Page to Stock Option Award Agreement]